Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Third Quarter 2015 Results

Wakefield, MA—October 27, 2015—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT:  FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $27.0 million or $0.27 per share for the third quarter ended September 30, 2015; and net income of $3.2 million or $0.03 per share for the third quarter ended September 30, 2015.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure.  A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in 000’s except per share data)	2015	2014	Increase (Decrease)	2015	2014	Increase (Decrease)

Net Income	$3,166	$1,567	$1,599	$19,602	$8,853	$10,749

FFO	$26,954	$27,904	$(950)	$79,814	$84,937	$(5,123)
Per Share Data:
EPS	$0.03	$0.02	$0.01	$0.20	$0.09	$0.11
FFO	$0.27	$0.28	$(0.01)	$0.80	$0.85	$(0.05)

Weighted average shares (diluted)	100,187	100,187	—	100,187	100,187	—

Comparing results for the third quarter of 2015 to the same period in 2014, FFO decreased $0.9 million or $0.01 per share to $27.0 million or $0.27 per share in 2015.  The FFO decrease was primarily from lower property income as a result of asset sales, loan repayments achieved in the last twelve months and lower occupancy, which was partially offset as a result of the acquisition of a property on April 8, 2015.  Net Income and EPS was $3.2 million and $0.03 per share for the third quarter of 2015, respectively, compared to a net income of $1.6 million and EPS of $0.02 per share for the third quarter of 2014.

Comparing results for the nine months ended September 30, 2015 to the same period in 2014, FFO decreased $5.1 million or $0.05 per share to $79.8 million or $0.80 per share.  The FFO decrease was primarily from lower property income as a result of asset sales and loan repayments achieved in the last twelve months and from lower occupancy, which was partially offset as a result of the acquisition of a property on April 8, 2015.  We recorded an $11.4 million gain on the sale of three properties during the nine months ended September 30, 2015.  Net Income and EPS was $19.6 million and $0.20 per share for the nine months ended September 30, 2015, respectively, compared to Net Income of $8.9 million or $0.09 per share for the nine months ended September 30, 2014.

George J. Carter, President and CEO, commented as follows:

“For the third quarter of 2015, FSP’s profits as represented by FFO totaled approximately $27.0 million, or $0.27 per share.  Our directly owned real estate portfolio of 36 properties totaling approximately 9.6 million square feet was 90.5% leased as of September 30, 2015.  We are updating our full-year 2015 FFO guidance to the range of $1.05 to $1.07 per share.

FSP continued efforts to transform its portfolio into one characterized by urban-infill assets within our top five core markets of Atlanta, Dallas, Denver, Houston and Minneapolis.  To that end, we remain focused on our strategy of disposing of non-core assets throughout the portfolio with emphasis on selling suburban commodity/legacy assets both inside and outside of our five core markets.  FSP is actively working on a number of potential dispositions and potential loan repayment transactions which, if consummated, would slightly expand our total potential disposition/loan repayment guidance range to between $150 and $225 million, including the approximately $57 million achieved so far this year.  A number of these in-process dispositions are still subject to their respective due diligence inspection periods and/or other transaction specific uncertainties, and so execution risks remain.  The timing of potential dispositions/loan repayments could spill into 2016 and we will keep the market informed as transaction clarity emerges.

Balancing the timing of potential new acquisition/development opportunities with potential dispositions continues to be challenging.  Repositioning our portfolio without incurring bridge financing indebtedness, which we believe would raise our corporate risk profile above levels that we are comfortable with, continues to be a significant timing exercise in our capital recycling efforts.  Currently, we have a pipeline of potential acquisitions that are receiving our full focus.  Our prior potential acquisition guidance had been between $150 and $300 million and we are maintaining that guidance at this time.  We will continue to manage disposition timing as best as possible to match-fund against new potential acquisitions.  New acquisitions may occur prior to year-end or spill into the new-year. We will keep the market informed as transaction clarity emerges.

Additionally, we have made progress on a redevelopment plan for our CBD Minneapolis, Minnesota property located at 801 Marquette Avenue. Although subject to change, FSP currently contemplates co-developing an approximately 50-story, mixed-use tower that would include a full-service hotel, residential apartments and office space. Under the current plan, FSP would contribute the land and approximately $80 to $90 million in additional capital costs for 100% ownership of the office portion of the project, which is tentatively slated to be approximately 260,000 rentable square feet in the middle of the tower stack. FSP is working with a residential group and hotel company to further evaluate the project. Final costing and development agreements have yet to be concluded and are fully subject to change and/or cancellation. If successful in the costing and pre-development work ahead, we intend to break ground on the project sometime during the second half of 2016. Significant thought and design are being incorporated into the redevelopment of 801 Marquette Avenue in order to integrate it with and enhance the appeal of its next-door neighbor office building, FSP’s tower at 121 South Eighth Street.

We remain very positive about our prospects and opportunities for the balance of the current year and 2016.”

Dividend Update

On October 9, 2015, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended September 30, 2015 of $0.19 per share of common stock that will be paid on November 12, 2015 to stockholders of record on October 23, 2015.

FFO Guidance

Our full year FFO guidance for 2015 has been updated to be in the range of $1.05 to $1.07 per diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and G&A expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of September 30, 2015.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Funds From Operations (FFO)

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule H.  Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance.  Management also believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2015	2014	2015	2014

Net income	$3,166	$1,567	$19,602	$8,853
Gain on sale of assets, less applicable income tax	(1)	—	(11,411)	—
GAAP loss from non-consolidated REITs	284	455	644	1,491
FFO from non-consolidated REITs	645	508	2,131	1,278
Depreciation & amortization	22,848	25,374	68,694	73,301
NAREIT FFO	26,942	27,904	79,660	84,923
Acquisition costs of new properties	12	—	154	14
Funds From Operations (FFO)	$26,954	$27,904	$79,814	$84,937

Per Share Data
EPS	$0.03	$0.02	$0.20	$0.09
FFO	$0.27	$0.28	$0.80	$0.85

Weighted average shares (basic and diluted)	100,187	100,187	100,187	100,187

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for October 28, 2015 at 9:00 a.m. (ET) to discuss the third quarter 2015 results. To access the call, please dial 1-877-507-4376. Internationally, the call may be accessed by dialing 1-412-317-6014.  To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company’s website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants — FSP Owned Portfolio	G
Definition of Funds From Operations (FFO)	H

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2015	2014	2015	2014

Revenue:
Rental	$60,386	$59,728	$178,200	$182,319
Related party revenue:
Management fees and interest income from loans	1,470	1,462	4,355	4,776
Other	21	—	62	99
Total revenue	61,877	61,190	182,617	187,194

Expenses:
Real estate operating expenses	15,951	15,632	45,951	45,698
Real estate taxes and insurance	9,941	8,555	29,458	27,569
Depreciation and amortization	22,911	24,878	68,790	72,741
Selling, general and administrative	3,071	3,071	10,163	9,491
Interest	6,425	6,883	18,977	20,950
Total expenses	58,299	59,019	173,339	176,449

Income before interest income, equity in losses of non-consolidated REITs and taxes	3,578	2,171	9,278	10,745
Interest income	—	—	1	2
Equity in losses of non-consolidated REITs	(284)	(455)	(644)	(1,491)
Gain on sale of properties, less applicable income tax	1	—	11,411	—
Income before taxes on income	3,295	1,716	20,046	9,256
Taxes on income	129	149	444	403
Net income	$3,166	$1,567	$19,602	$8,853

Weighted average number of shares outstanding, basic and diluted	100,187	100,187	100,187	100,187

Earnings per share, basic and diluted:
Net income per share, basic and diluted	$0.03	$0.02	$0.20	$0.09

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2015	2014
Assets:
Real estate assets:
Land	$180,271	$183,930
Buildings and improvements	1,639,869	1,604,984
Fixtures and equipment	1,882	1,677
	1,822,022	1,790,591
Less accumulated depreciation	291,331	266,284
Real estate assets, net	1,530,691	1,524,307
Acquired real estate leases, less accumulated amortization of $116,711 and $101,838, respectively	117,272	138,714
Investment in non-consolidated REITs	77,853	78,611
Cash and cash equivalents	19,100	7,519
Restricted cash	34	742
Tenant rent receivables, less allowance for doubtful accounts of $200 and $325, respectively	3,548	4,733
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $162, respectively	47,330	47,021
Prepaid expenses and other assets	9,773	10,292
Related party mortgage loan receivables	93,641	93,641
Other assets: derivative asset	—	3,020
Office computers and furniture, net of accumulated depreciation of $1,261 and $1,036, respectively	551	609
Deferred leasing commissions, net of accumulated amortization of $19,294 and $16,944, respectively	26,587	27,181
Total assets	$1,926,380	$1,936,390

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$300,000	$268,000
Term loans payable	620,000	620,000
Accounts payable and accrued expenses	42,164	42,561
Accrued compensation	3,236	3,758
Tenant security deposits	4,349	4,248
Other liabilities: derivative liability	12,096	7,268
Acquired unfavorable real estate leases, less accumulated amortization of $10,504 and $8,687, respectively	10,241	10,908
Total liabilities	992,086	956,743

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 100,187,405 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,273,556	1,273,556
Accumulated other comprehensive loss	(12,096)	(4,248)
Accumulated distributions in excess of accumulated earnings	(327,176)	(289,671)
Total stockholders’ equity	934,294	979,647
Total liabilities and stockholders’ equity	$1,926,380	$1,936,390

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income	$19,602	$8,853
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	70,340	74,237
Amortization of above market lease	(96)	560
Equity in losses of non-consolidated REITs	644	1,491
Gain on sale of properties, less applicable income tax	(11,411)	—
Increase (decrease) in allowance for doubtful accounts	(125)	125
Changes in operating assets and liabilities:
Restricted cash	708	(64)
Tenant rent receivables	1,310	2,112
Straight-line rents	(1,573)	(4,038)
Lease acquisition costs	(463)	(438)
Prepaid expenses and other assets	(997)	(106)
Accounts payable, accrued expenses and other items	(603)	(2,133)
Accrued compensation	(522)	(122)
Tenant security deposits	101	304
Payment of deferred leasing commissions	(4,254)	(4,854)
Net cash provided by operating activities	72,661	75,927
Cash flows from investing activities:
Property acquisitions	(66,104)	—
Acquired real estate leases	(10,604)	—
Property improvements, fixtures and equipment	(15,005)	(12,403)
Distributions in excess of earnings from non-consolidated REITs	81	81
Repayment of related party mortgage loan receivable	—	13,880
Investment in related party mortgage loan receivable	—	(2,570)
Proceeds received on sales of real estate assets	55,659	—
Net cash used in investing activities	(35,973)	(1,012)
Cash flows from financing activities:
Distributions to stockholders	(57,107)	(57,108)
Borrowings under bank note payable	95,000	10,000
Repayments of bank note payable	(63,000)	(31,500)
Net cash used in financing activities	(25,107)	(78,608)
Net increase in cash and cash equivalents	11,581	(3,693)
Cash and cash equivalents, beginning of year	7,519	19,623
Cash and cash equivalents, end of period	$19,100	$15,930

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)

	Total	% of
Year	Square Feet	Portfolio
2015	69,019	0.7%
2016	1,005,764	10.4%
2017	1,119,778	11.6%
2018	996,420	10.3%
2019	1,473,328	15.3%
Thereafter (2)	4,976,595	51.7%
	9,640,904	100.0%

(1)         Percentages are determined based upon total square footage.

(2)         Includes 915,234 square feet of current vacancies.

(dollars & square feet in 000’s)

	As of September 30, 2015
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	9	$367,987	24.0%	2,418	25.1%
Colorado	5	431,870	28.2%	2,010	20.8%
Georgia	4	285,408	18.6%	1,838	19.1%
Virginia	4	94,528	6.2%	685	7.1%
Minnesota	1	29,957	2.0%	475	4.9%
Missouri	3	60,626	4.0%	478	5.0%
North Carolina	2	55,570	3.6%	322	3.3%
Illinois	2	44,909	2.9%	372	3.9%
Maryland	1	51,553	3.4%	326	3.4%
Florida	1	42,266	2.8%	213	2.2%
Indiana	1	31,890	2.1%	205	2.1%
California	2	20,560	1.3%	182	1.9%
Washington	1	13,567	0.9%	117	1.2%
	36	$1,530,691	100.0%	9,641	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

Owned Portfolio

				For the Nine
	For the Three Months Ended			Months Ended
(in thousands)	31-Mar-15	30-Jun-15	30-Sep-15	30-Sep-15

Tenant improvements	$2,936	$3,420	$1,794	$8,150
Deferred leasing costs	830	1,539	1,490	3,859
Non-investment capex	643	1,418	1,090	3,151
	$4,409	$6,377	$4,374	$15,160

	For the Three Months Ended:				Year ended
	31-Mar-14	30-Jun-14	30-Sep-14	31-Dec-14	31-Dec-14

Tenant improvements	$1,132	$1,837	$2,612	$4,244	$9,825
Deferred leasing costs	1,080	2,786	577	1,405	5,848
Non-investment capex	364	1,621	700	851	3,536
	$2,576	$6,244	$3,889	$6,500	$19,209

Square foot & leased percentages

	September 30,	December 31,
	2015	2014

Owned portfolio of commercial real estate
Number of properties	36	38
Square feet	9,640,904	9,580,057
Leased percentage	90.5%	92.8%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,396,071	1,395,780
Leased percentage	71.2%	71.3%

Single Asset REITs (SARs) managed
Number of properties	7	8
Square feet	1,487,026	1,897,801
Leased percentage	77.0%	84.7%

Total owned, investments & managed properties
Number of properties	45	48
Square feet	12,524,001	12,873,638
Leased percentage	86.8%	89.3%

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Sep-15	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	861,000	60.6%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	88.4%	27.0%
			1,396,071	71.2%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Second		Third
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Jun-15	Leased (2)	30-Sep-15	Leased (2)

1	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
2	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
3	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
4	TIMBERLAKE	Chesterfield, MO	234,023	93.8%	60.4%	93.8%	93.8%
5	FEDERAL WAY	Federal Way, WA	117,010	58.9%	58.9%	58.9%	58.9%
6	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
7	TIMBERLAKE EAST	Chesterfield, MO	116,197	43.7%	43.5%	43.7%	43.7%
8	PARK TEN	Houston, TX	157,460	63.1%	63.1%	63.1%	63.1%
9	MONTAGUE	San Jose, CA	145,951	81.1%	81.1%	81.1%	81.1%
10	ADDISON	Addison, TX	290,041	91.6%	88.6%	93.4%	92.8%
11	COLLINS CROSSING	Richardson, TX	300,887	100.0%	99.7%	100.0%	100.0%
12	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
13	RIVER CROSSING	Indianapolis, IN	205,059	90.6%	93.7%	90.6%	90.6%
14	LIBERTY PLAZA	Addison, TX	218,934	84.2%	86.3%	82.5%	82.5%
15	INNSBROOK	Glen Allen, VA	298,456	99.9%	99.9%	99.9%	99.9%
16	380 INTERLOCKEN	Broomfield, CO	240,185	97.1%	96.7%	97.1%	97.1%
17	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
18	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
19	ONE OVERTON PARK	Atlanta, GA	387,267	84.5%	83.8%	85.0%	84.5%
20	390 INTERLOCKEN	Broomfield, CO	241,516	72.3%	72.3%	85.3%	81.0%
21	EAST BALTIMORE	Baltimore, MD	325,445	81.3%	81.3%	85.4%	84.7%
22	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
23	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
24	LOUDOUN TECH	Dulles, VA	136,658	92.0%	92.0%	92.0%	92.0%
25	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
26	121 SOUTH EIGHTH ST	Minneapolis, MN	475,694	90.2%	90.2%	90.8%	90.1%
27	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
28	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
29	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
30	909 DAVIS	Evanston, IL	195,245	100.0%	99.7%	100.0%	100.0%
31	ONE RAVINIA DRIVE	Atlanta, GA	386,603	95.2%	95.2%	94.8%	94.8%
32	TWO RAVINIA	Atlanta, GA	442,130	77.5%	77.5%	77.4%	76.9%
33	WESTCHASE I & II	Houston, TX	629,025	95.9%	95.9%	90.2%	90.2%
34	1999 BROADWAY	Denver, CO	676,379	86.2%	86.7%	82.5%	85.1%
35	999 PEACHTREE	Atlanta, GA	621,946	95.1%	96.0%	94.7%	94.7%
36	1001 17th STREET	Denver, CO	655,420	86.3%	86.5%	86.3%	86.3%
	TOTAL WEIGHTED AVERAGE		9,640,904	90.6%	89.9%	90.5%	90.5%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.

(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of September 30, 2015

			% of
	Tenant	Sq Ft	Portfolio
1	TCF National Bank	263,111	2.7%
2	Quintiles Transnational Corp	259,531	2.7%
3	CITGO Petroleum Corporation	248,399	2.6%
4	Newfield Exploration Company	234,495	2.4%
5	US Government	223,433	2.3%
6	Sutherland Asbill Brennan LLP	222,422	2.3%
7	Burger King Corporation	212,619	2.2%
8	Denbury Onshore, LLC	202,600	2.1%
9	SunTrust Bank	182,888	1.9%
10	Citicorp Credit Services, Inc	176,848	1.8%
11	T-Mobile South, LLC dba T-Mobile	151,792	1.6%
12	Houghton Mifflin Harcourt Publishing Company	150,050	1.6%
13	Petrobras America, Inc.	144,813	1.5%
14	Murphy Exploration & Production Company	144,677	1.5%
15	Argo Data Resource Corporation	140,246	1.5%
16	Monsanto Company	127,778	1.3%
17	Federal National Mortgage Association	123,144	1.3%
18	Vail Corp d/b/a Vail Resorts	122,232	1.3%
19	Kaiser Foundation Health Plan	120,979	1.3%
20	Centene Management Company, LLC	117,618	1.2%
	Total	3,569,675	37.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Definition of Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner.  We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.